Press Release

Anita Ho
Acting Chief Financial Officer
Alliance Fiber Optic Products, Inc.                                                                                                                                                                                                                                July 13, 2010
Phone: 408-736-6900 x168

AFOP Announces Special Stockholder Meeting on August 20, 2010 to Consider Reverse Split

Sunnyvale, CA – July 13, 2010 - Alliance Fiber Optic Products, Inc. (Nasdaq CM: AFOP), an innovative supplier of fiber optic components, subsystems and integrated modules for the optical network equipment market, today announced that it will hold a special stockholder meeting to consider and vote upon proposals to amend AFOP’s Amended and Restated Certificate of Incorporation to effect, alternatively, as determined by the Board of Directors in its discretion, a 1-for-5, 1-for-8 or 1-for-10 reverse split of the issued and outstanding shares of Common Stock. The special meeting will be held on August 20, 2010. A proxy statement and proxy will be sent to  stockholders of record as of July 16, 2010.  The proxy materials contain important information about the proposals; stockholders are urged to read the materials carefully before deciding how to vote.

In additional news, the Company also announced that subsequent to June 30, 2010, UBS redeemed all of the Company’s remaining Auction Rate Securities holdings at the original cash value. As previously announced, the Company will report the details of its Q2, 2010 financial results in a conference call at 1:30 p.m. (Pacific) on July 22, 2010.  To participate in AFOP’s conference call, please call 877-407-9210 at least ten minutes prior to the call in order for the operator to connect you.  The confirmation number for the call is 352601.

About AFOP
Founded in 1995, Alliance Fiber Optic Products, Inc. designs, manufactures and markets a broad range of high performance fiber optic components and integrated modules. AFOP's products are used by leading and emerging communications equipment manufacturers to deliver optical networking systems to the long-haul, enterprise, metropolitan and last mile access segments of the communications network. AFOP offers a broad product line of passive optical components including connectivity systems, couplers and splitters, thin filmCWDM and DWDM components and modules, optical attenuators, and micro-optics devices. AFOP is headquartered in Sunnyvale, California, with manufacturing and product development capabilities in the United States, Taiwan and China. AFOP's website is located at http://www.afop.com.